As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Kraft Foods Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	52-2884372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Lakes Drive
Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

KRAFT FOODS GLOBAL, INC. THRIFT PLAN

KRAFT FOODS GLOBAL, INC. TIP PLAN

(Full Title of the Plans)

Marc S. Firestone, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

(847) 646-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Title of Plan	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, no par value	Kraft Foods Global, Inc. Thrift Plan	100,000,000 shares	$32.85	$3,285,000,000	$351,495
Class A Common Stock, no par value	Kraft Foods Global, Inc. TIP Plan	10,000,000 shares	$32.85	$ 328,500,000	$ 35,150
Total		110,000,000 shares		$3,613,500,000	$386,645

(1)                                  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional and indeterminate number of shares of Class A Common Stock as may become issuable by reason of stock dividends, stock splits, recapitalizations or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Class A Common Stock of Kraft Foods Inc. reported in the New York Stock Exchange Composite Quotation System on August 28, 2006.

In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering (i) an additional 100,000,000 shares of the Class A common stock, no par value (“Class A Common Stock”), of Kraft Foods Inc. (the “Company”) that may be offered and sold under the Kraft Foods Global, Inc. Thrift Plan, (ii) an additional 10,000,000 shares of Class A Common Stock that may be offered and sold under the Kraft Foods Global, Inc. TIP Plan (collectively with the Kraft Foods Global, Inc. Thrift Plan, the “Plans”) and (iii) an indeterminate amount of interests to be offered or sold pursuant to the Plans. The Company’s board of directors approved the addition of these shares to the Plans at a meeting on August 29, 2006.

Statement of Incorporation by Reference

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-71266) filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2001 relating to the Plans, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission (Commission file number 1-16483) by the Company are incorporated herein by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 10, 2006;

(b) the Annual Report on Form 11-K for each of the Plans for the fiscal year ended December 31, 2005, each filed with the Commission on June 21, 2006;

(c) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed with the Commission on May 9, 2006;

(d) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the Commission on August 8, 2006, as amended by the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2006, filed with the Commission on August 9, 2006;

(e) the Company’s Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed with the Commission on January 27, 2006, February 7, 2006, March 2, 2006, March 16, 2006, March 27, 2006, April 26, 2006, April 28, 2006, May 24, 2006, June 8, 2006, June 29, 2006, July 13, 2006 and July 28, 2006; and

(f) the description of the Company’s Class A Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 9, 2001, including any amendment or report filed with the Commission for the purpose of updating such description.

All annual reports of the Plans subsequently filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The exhibits to this Registration Statement are listed below. In lieu of filing an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Act of 1974, as amended, or an Internal Revenue Service determination letter that each Plan is qualified under Section 401 of the Internal Revenue Code, as amended, the Registrant hereby undertakes to submit or has submitted each Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

Exhibit Number	Description of Exhibit

4.1

Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.2

Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.3

Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2004 (Commission file number 1-16483)).

4.4*	Kraft Foods Global, Inc. Thrift Plan, as amended.

4.5*	Kraft Foods Global, Inc. TIP Plan, as amended.

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement).

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 31st day of August, 2006.

KRAFT FOODS INC.

By:	/s/ JAMES P. DOLLIVE
James P. Dollive
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Irene B. Rosenfeld, Marc S. Firestone and James P. Dollive, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date Signed

/s/ IRENE B. ROSENFELD	Director and Chief Executive Officer	August 31, 2006
Irene B. Rosenfeld	(principal executive officer)

/s/ JAMES P. DOLLIVE	Executive Vice President and Chief	August 31, 2006
James P. Dollive	Financial Officer (principal financial officer)

/s/ PAMELA E. KING	Corporate Controller	August 31, 2006
Pamela E. King	(principal accounting officer)

/s/ JAN BENNINK	Director	August 31, 2006
Jan Bennink

/s/ LOUIS C. CAMILLERI	Chairman of the Board of Directors	August 24, 2006
Louis C. Camilleri

/s/ DINYAR S. DEVITRE	Director	August 24, 2006
Dinyar S. Devitre

Director
Richard A. Lerner

/s/ JOHN C. POPE	Director	August 31, 2006
John C. Pope

Director
Mary L. Schapiro

Signature	Title(s)	Date Signed

/s/ CHARLES R. WALL	Director	August 24, 2006
Charles R. Wall

/s/ DEBORAH C. WRIGHT	Director	August 31, 2006
Deborah C. Wright

Pursuant to the requirements of the Securities Act of 1933, the Kraft Foods Global, Inc. Administrative Committee, having administrative responsibility of the Kraft Foods Global, Inc. Thrift Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 31st day of August, 2006.

KRAFT FOODS GLOBAL, INC. THRIFT PLAN

By:	/s/ KATHY J. MCALPINE
Kathy J. McAlpine
Member

Pursuant to the requirements of the Securities Act of 1933, the Kraft Foods Global, Inc. Administrative Committee, having administrative responsibility of the Kraft Foods Global, Inc. TIP Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 31st day of August, 2006.

KRAFT FOODS GLOBAL, INC. TIP PLAN

By:	/s/ KATHY J. MCALPINE
Kathy J. McAlpine
Member

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.2

Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.3

Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2004 (Commission file number 1-16483)).

4.4*	Kraft Foods Global, Inc. Thrift Plan, as amended.

4.5*	Kraft Foods Global, Inc. TIP Plan, as amended.

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement).

*  Filed herewith.